UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2021

Alector, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38792	82-2933343
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 Oyster Point Blvd. Suite 600
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 231-5660

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ALEC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2021, Alector, Inc. (“Alector”) announced the appointment of Saraswati (Sara) Kenkare-Mitra, Ph.D. as Alector’s President and Head of Research and Development.

Dr. Kenkare-Mitra, 54, has worked at Genentech for 23 years prior to joining Alector, rising from Scientist to her latest appointment in January 2013 as Senior Vice President of Development Sciences at Genentech's research and early development unit. In her last role at Genentech, she was responsible for ensuring the successful translation of molecule-discoveries from research into development. Dr. Kenkare-Mitra received her Ph.D. in Biopharmaceutical Sciences from the University of California, San Francisco, where she also stayed on as a Post-Doctoral Fellow in Clinical Pharmacology before joining Genentech. Dr. Kenkare-Mitra also holds adjunct faculty positions at the University of California, San Francisco in the Department of Bioengineering and Therapeutic Sciences and the University of the Pacific in Stockton.

Alector and Dr. Kenkare-Mitra entered into an offer letter dated November 30, 2021 (the “Offer Letter”). Dr. Kenkare-Mitra’s annual compensation will consist of a base salary of $570,000 and she is eligible to receive a target retention and performance bonus equal to 100% of her base salary. Pursuant to the Offer Letter, Dr. Kenkare-Mitra will also receive a sign-on bonus of $500,000. Dr. Kenkare-Mitra will also receive a stock option to purchase 300,000 shares of Alector common stock, vesting over four years, an award of restricted stock units to receive 59,000 shares of Alector common stock, vesting over three years and an award of performance share units to receive 59,000 shares of Alector common stock, provided that certain performance thresholds are met, vesting over one year.

The foregoing description of the Offer Letter is only a summary and is qualified in its entiretyby the terms of the Offer Letter, a copy of which is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Dr. Kenkare-Mitra has also entered into Alector’s standard Indemnification Agreement and Change in Control and Severance Agreement, with Tier 2 level of severance as stated in the form, as filed with the SEC on January 7, 2019 as Exhibits 10.1 and 10.12 to Registration Statement on Form S-1, respectively, both of which are incorporated herein by reference.

Dr. Kenkare-Mitra has no family relationships that require disclosure pursuant to Item 401(d) of Regulation S-K and has not been involved in any transactions that require disclosure pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding between Dr. Kenkare-Mitra and any other person pursuant to which Dr. Kenkare-Mitra was appointed as Alector’s President and Head of Research and Development.

On December 15, 2021, Alector issued a press release announcing Dr. Kenkare-Mitra as its President and Head of Research and Development. The press release is attached hereto as Exhibit 99.2. The information included in the press release in Exhibit 99.2 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

99.1 Offer Letter dated November 30, 2021 by and between Alector, Inc. and Saraswati (Sara) Kenkare-Mitra, Ph.D.

99.2 Press Release dated December 15, 2021.

104 Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALECTOR, INC.

Date:	December 15, 2021	By:	/s/ Arnon Rosenthal
Arnon Rosenthal, Ph.D. Co-founder and Chief Executive Officer